Exhibit 10.6

LGL Systems Acquisition Corp.

165 W. Liberty St., Suite 220

Reno, NV 89501

_____________, 2019

LGL Systems Nevada Management Partners LLC

165 W. Liberty St., Suite 220

Reno, NV 89501

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of LGL Systems Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), LGL Systems Nevada Management Partners LLC (the “Affiliate”) shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at 165 W. Liberty St., Suite 220, Reno, NV 89501 (or any successor location). In exchange therefore, the Company shall pay the Affiliate the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; provide, however, that the Company may delay payment of such monthly fee upon a determination by the audit committee of the board of directors of the Company that the Company lacks sufficient funds held outside of the Trust Account to pay actual or anticipated expenses in connection with an initial business combination. Any such unpaid amount shall accrue without interest and either be due and payable no later than the date of the Company’s initial business combination or at the Affiliate’s option, treated as working capital loans and be convertible into warrants on terms identical to the private warrants (subject to the $1,500,000 maximum amount of working capital loans convertible to warrants as described in Prospectus). If the Company does not consummate an initial business combination, any accrued and unpaid amounts hereunder shall be forgiven. The Affiliate hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

LGL SYSTEMS ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

LGL SYSTEMS NEVADA MANAGEMENT PARTNERS LLC

By:
Name:
Title: